Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 361 (Insured), New York Trust 228 and Pennsylvania Trust 126:

We consent to the use of our report dated May 7, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

May 7, 2003